UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

Commission File Number: 000-52387

China Agricorp, Inc.
(Exact name of registrant as specified in its charter)

Nevada	84-1052279
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Fengshou Road West, Jiefang District, Jiaozuo, Henan Province, PRC 454000
(Address of principal executive offices)
011- 86-0391-3582676
(Registrant’s telephone number, including area code)
American Telstar, Inc.
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 13, 2011, the sole member of  the Board of Directors passed a resolution by written consent to appoint Messrs. Joseph Levinson and Ming Liu (collectively, the “New Directors”), with immediate effect, to be directors of the Company, to serve until the next annual meeting of stockholders of the Company or until their earlier removal death or resignation.

After the appointment of the New Directors to the Board of Directors on April 13, 2011 the entire Board of Directors also established an Audit Committee of the Board. The initial members of the Audit Committee are Messrs. Joseph Levinson and Ming Liu. Mr. Levinson was elected as the Chairman of the Audit Committee.

Set forth below are the brief biographies of the New Directors:

Ming Liu became a director of China Agricorp, Inc. (a corporation which merged into the Company effective on April 8, 2011 and is referred to herein as “Old Agricorp”) on September 27, 2010. Since 2006, Mr. Liu has been a director of Sino-American Capital Group, LLC, an advisory firm based in the People’s Republic of China which is engaged in developing business and financial relationships between the U.S. and the People's Republic of China. From October 2006 to February 2007, Mr. Liu was the CEO of Ubrandit.com, a public company listed on the OTC BB. In February 2007, Ubrandit merged with Advanced Green Materials, a company based in Harbin in the People’s Republic of China.   From 2004 to 2005, Mr. Liu was a member of the Board and Corporate Secretary to Advanced Battery Technologies, Inc., a Delaware holding Company listed on NASDAQ under the symbol ABAT whose Chinese subsidiary, ZQ Power-Tech, is engaged in the development and manufacture of lithium-ion batteries.  From 2003 to 2004, Mr. Liu was Secretary to the Board of ZQ Power-Tech.  From 1999 until 2003, Mr. Liu was Vice President of Harbin Ridaxing Science and Technology Co., Ltd., a technology provider located in Harbin, China.

 Joseph Levinson became a director of Old Agricorp on October 4, 2010. He has been a United States Certified Public Accountant for more than 14 years. He speaks, reads and writes Chinese fluently and has vast experience in China working with Chinese companies. He was previously a Manager in the banking practice of the New York office of Deloitte and Touche and was involved in numerous transactions involving complex financial structures. He also previously worked at KPMG in New York and Hong Kong. In the 1990s, Mr. Levinson served as an executive of Hong Kong Stock Exchange-listed China Strategic Holdings, where his major responsibilities included its subsidiary China Tire, one of the first Mainland Chinese companies to list on the NYSE. He is also the editor of Wall Street Guanxi: How Chinese Companies Can Maximize Their Value in the U.S. Capital Markets, a trade paperback published in Chinese by Beijing University Press in 2007.  Mr. Levinson graduated summa cum laude from the University at Buffalo in 1994 with a double major in accounting and finance.

Mr. Levinson and Old Agricorp entered into an Independent Director Agreement on October 15, 2010 pursuant to which Old Agricorp agreed to pay to Mr. Levinson for his services as a director a retainer fee of $5,000 per month and to award Mr. Levinson 10,000 shares of common stock on each of the first, second and third anniversaries of the date of the agreement. By virtue of the merger of Old Agricorp into the Company on April 8, 2011, the Company succeeded to the obligations of Old Agricorp under the Independent Director Agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRICORP, INC.
Date: April 19, 2011
/s/ Feng Hexi

Chairman of the Board